Exhibit 24.1

POWER OF ATTORNEY

The undersigned directors and officers do hereby constitute and appoint Daniel R. Stolzer, Mark A. Crowe and John R. Merva and each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933 (the “Act”) and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including post-effective amendments); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 17th day of October, 2017.

Signature	Title
/s/ E. Philip Wenger E. Philip Wenger	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

/s/ Philmer H. Rohrbaugh Philmer H. Rohrbaugh	Senior Executive Vice President, Chief Operating Officer and Chief Financial Officer (Principal Financial Officer)

/s/ Michael J. DePorter Michael J. DePorter	Executive Vice President and Controller (Principal Accounting Officer)

/s/ Lisa M. Crutchfield Lisa M. Crutchfield	Director

/s/ Denise L. Devine Denise L. Devine	Director

/s/ Patrick J. Freer Patrick J. Freer	Director

/s/ George W. Hodges George W. Hodges	Director

/s/ Albert Morrison III Albert Morrison III	Director

/s/ James R. Moxley III James R. Moxley III	Director

/s/ R. Scott Smith, Jr. R. Scott Smith, Jr.	Director

/s/ Scott A. Snyder Scott A. Snyder	Director

/s/ Ronald H. Spair Ronald H. Spair	Director

/s/ Mark F. Strauss Mark F. Strauss	Director

/s/ Ernest J. Waters Ernest J. Waters	Director